                                                                    Exhibit 99.2



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 11-K



(Mark one)
[ X ]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
       EXCHANGE ACT OF 1934
                   For the fiscal year ended December 26, 1999
                                       OR
[   ]  TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
       EXCHANGE ACT OF 1934

Commission file number 1-14378

       A. ALPHA TUBE CORPORATION EMPLOYEES' 401(k) RETIREMENT PLAN (Full title of the plan)

              30400 East Broadway
              Walbridge, OH  43465

       B.     ACME METALS INCORPORATED
              (Name of issuer of the securities held pursuant to the plan)

              13500 South Perry Avenue
              Riverdale, IL  60827-1182
              (Address of principal executive office)

ALPHA TUBE CORPORATION
EMPLOYEES' 401(k)
RETIREMENT PLAN


FINANCIAL STATEMENTS AND
ADDITIONAL INFORMATION
DECEMBER 31, 1999 AND 1998

ALPHA TUBE CORPORATION
EMPLOYEES' 401(k) RETIREMENT PLAN

FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION
DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------

                                                                         PAGE(S)



Report of Independent Accountants                                           1

Financial Statements:

   Statements of Net Assets Available for Plan Benefits
       at December 31, 1999 and 1998                                        2

   Statement of Changes in Net Assets Available for Plan Benefits
       for the Year Ended December 31, 1999                                 3

Notes to Financial Statements                                              4-9





Additional Information:
   Schedule of Assets Held for Investment Purposes
       at December 31, 1999                                           Schedule I







All other schedules of additional financial information required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Participants and the
 Administrative Committee of
 the Alpha Tube Corporation
 Employees' 401(k) Retirement Plan



In our opinion, the accompanying statements of net assets available for plan benefits and the related statement of changes in net assets available for plan benefits present fairly, in all material respects, the net assets available for plan benefits of the Alpha Tube Corporation Employees' 401(k) Retirement Plan (the "Plan") at December 31, 1999 and 1998, and the changes in net assets available for plan benefits for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of Assets Held for Investment Purposes at December 31, 1999 is presented for purposes of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The accompanying financial statements have been prepared assuming the Plan will continue as a going concern. As discussed in Note 1 - Plan Description, Acme Metals Incorporated (Acme) and Alpha Tube Corporation filed voluntary petitions for protection and reorganization under Chapter 11 of the United States Bankruptcy Code which raises substantial doubt about the Plan's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



PricewaterhouseCoopers LLP
Chicago, Illinois
June 27, 2000

ALPHA TUBE CORPORATION
EMPLOYEES' 401(k) RETIREMENT PLAN

STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
AT DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


                                                       AS OF DECEMBER 31,

                                                       1999         1998
                                                    ----------   ----------
Investments at market value:

       Investment in Acme Stock Fund Master Trust   $    3,580   $    3,866

       Registered investment company                 5,472,586    4,333,820

Participant loans                                      307,480      258,952
                                                    ----------   ----------

Net assets available for plan benefits              $5,783,646   $4,596,638
                                                    ==========   ==========











   The accompanying notes are an integral part of these financial statements.

ALPHA TUBE CORPORATION
EMPLOYEES' 401(k) RETIREMENT PLAN

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


Additions:

     Investment income (loss):
          Interest and dividend income, investments         $   230,727
          Interest income, participant loans                     21,240
          Decrease in net value of investment in Acme
               Stock Fund Master Trust                             (196)
          Net appreciation in fair value of investments         515,313
                                                            -----------
     Total investment income                                    767,084

     Contributions:
          From participants                                     321,648
          From employer                                         304,115
                                                            -----------
     Total contributions                                        625,763

                                                            -----------
Total additions                                               1,392,847
                                                            -----------


Deductions:

     Distributions and withdrawals                             (205,839)

                                                            -----------
Total deductions                                               (205,839)
                                                            -----------


Increase in assets during the year                            1,187,008

Net assets available for plan benefits:
     At beginning of year                                     4,596,638
                                                            -----------

     At the end of year                                     $ 5,783,646
                                                            ===========







   The accompanying notes are an integral part of these financial statements.

ALPHA TUBE CORPORATION
EMPLOYEES' 401(k) RETIREMENT PLAN

NOTES TO FINANCIAL STATEMENTS
AT DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


  1.   PLAN DESCRIPTION

       The following brief description of the Alpha Tube Corporation Employees' 401(k) Retirement Plan (the "Plan") is provided for general information purposes. Participants should refer to the Plan agreement for more complete information.

       GENERAL

       The Plan is a defined contribution savings plan covering all eligible employees of Alpha Tube Corporation (the "Company"), a subsidiary of Acme Metals Incorporated ("Acme"). The Plan is administered by the Administrative Committee for the Alpha Tube Corporation Employees' 401(k) Retirement Plan and is subject to the provisions of the Employee Retirement Income Security Act of 1974. Vanguard Fiduciary Trust Company (the "Trustee") serves as the Plan's trustee and recordkeeper.

       The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States. On September 28, 1998, Acme and the Company filed voluntary petitions for protection and reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. Although Chapter 11 proceedings raise substantial doubt about the Company's ability to continue as a going concern, the Plan's financial statements have been prepared on a going concern basis which contemplates the continued operation of the Plan. The Plan's financial statements do not reflect adjustments, if any, that might result from the outcome of this uncertainty.

       ELIGIBILITY

       Full-time salaried and hourly employees are generally eligible to participate after completing six months of continuous service. Part-time and temporary salaried employees are generally eligible to participate after completing one year of continuous service.

       INVESTMENTS

       The Plan provides participants with eight investment alternatives. The Acme Stock Fund, however, was closed to new purchases after February 29, 1996. Each participant directs the proportion of his or her account that is to be invested in each of the respective investment alternatives. Participants are entitled to change their investment elections at any time, with certain restrictions placed on executive officers and directors of the Company for the Acme Stock Fund, which is part of the Acme Stock Fund Master Trust (the "Master Trust").

       CONTRIBUTIONS AND VESTING

       The Company contributes 2.5% of the participants' eligible earnings, as defined, during each payroll period on behalf of each participant (See
       Note 9 - Subsequent Event). The Company also makes matching contributions equal to participants' voluntary contributions in amounts up to 2.5% of eligible earnings, as defined. Participants' voluntary pre-tax contributions are permitted in an amount not to exceed 10% of their individual eligible earnings.

       Participant contributions vest upon deduction. Company contributions are fully vested after seven years of service. Forfeitures as of December 31, 1999 of $21,023 remained available to offset Company contributions.

ALPHA TUBE CORPORATION
EMPLOYEES' 401(k) RETIREMENT PLAN

NOTES TO FINANCIAL STATEMENTS
AT DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


       Contributions are subject to certain limitations as defined by the Internal Revenue Code.

       DISTRIBUTIONS AND WITHDRAWALS

       In the event of retirement, death, disability, or termination of employment for any other reason, a participant's vested interest in the Plan may be distributed in a lump-sum payment. Distributions are made in cash except that participants may elect to receive the portion invested in the Master Trust in whole shares of Acme common stock.

       LOANS

       Any participant may take a loan from the portion of their account attributable to their voluntary pre-tax contributions. Loans must be a minimum of $1,000, with a maximum of the lesser of 50% of the vested portion of the participant's accounts or $50,000 reduced by the highest outstanding loan balance in his or her account for the prior twelve month period. Loan terms generally do not exceed five years, but loans for the purchase of a principal residence may have terms up to ten years. Each loan bears an interest rate which is commensurate with current market rates.

       TERMINATION OF THE PLAN

       The Company anticipates and believes that the Plan will continue without interruption, but reserves the right to discontinue the Plan at any time. Upon termination or partial termination of the Plan, the balance of the participants' accounts shall become fully vested and nonforfeitable, and the Administrative Committee shall direct the Trustee in the method and manner of distribution of the Plan assets to participants or their beneficiaries.



  2.   SIGNIFICANT ACCOUNTING POLICIES

       BASIS OF ACCOUNTING

       The financial statements have been prepared on the accrual basis of accounting. Distributions to participants, however, are recorded when paid. Participant distributions payable at year end are not presented as a liability in the statement of net assets available for plan benefits or as a distribution to participants in the statement of changes in net assets available for plan benefits in accordance with accounting principles generally accepted in the United States (see Note 3).

       VALUATION OF INVESTMENTS

       All investments, with the exception of participant loans, are presented at fair value based upon published market quotations. Loans receivable from participants are recorded at historical value, which is considered to approximate fair value. Some assets of the Plan are held in the Master Trust. Ownership of units of participation in the Master Trust entitles the Plan to an undivided interest in the assets of the Master Trust and in the earnings and losses thereof. See Note 5 for a general description of the Master Trust and Note 6 for financial information related to the Master Trust.

       NET APPRECIATION IN FAIR VALUE OF INVESTMENTS

       The Plan presents in the statement of changes in net assets available for plan benefits the net depreciation in the fair value of its investments which consists of the realized gains and losses and the unrealized appreciation (depreciation) on those investments.

ALPHA TUBE CORPORATION
EMPLOYEES' 401(k) RETIREMENT PLAN

NOTES TO FINANCIAL STATEMENTS
AT DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


       SECURITY TRANSACTIONS AND INVESTMENT INCOME

       Purchases and sales of securities, including related gains and losses, are recorded as of the transaction date. The cost of securities sold is determined on an average cost basis. Realized gains and losses on the sale of investments are calculated as sales proceeds less the current value as of the beginning of the year (or acquisition cost if acquired during the year). Unrealized appreciation and depreciation of investments is calculated as the current value of investments held at the end of the year less their current value at the beginning of the year (or acquisition cost if acquired during the year).

       ADMINISTRATIVE EXPENSES

       In accordance with the Plan agreement, investment related expenses are paid from Plan assets and are included in the accompanying financial statements as an adjustment to the basis of securities purchased and sold. All other administrative expenses are paid by the Company.

       USE OF ESTIMATES

       The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires the use of estimates that affect the reported amounts of net assets available for plan benefits at the date of the financial statements and the reported amount of changes in net assets available for plan benefits during the reporting period. Actual results could differ from these estimates.



  3.   BENEFIT OBLIGATIONS

       There were no outstanding benefit obligations for persons who had withdrawn from participation in the Plan as of December 31, 1999 and 1998.



  4.   SIGNIFICANT INVESTMENTS

       Following are investments representing 5 percent or more of the Plan's net assets available for plan benefits at December 31, 1999 and 1998.



                                                1999           1998
                                                ----           ----
       Vanguard 500 Index Fund               $2,514,921     $2,076,106
       Vanguard Prime Money Market Fund       1,097,889        962,591
       Vanguard PRIMECAP Fund                   864,022        479,432
       Vanguard Total Bond Market Index Fund    559,075        516,344
       Loan Fund                                307,480        258,952


ALPHA TUBE CORPORATION
EMPLOYEES' 401(k) RETIREMENT PLAN

NOTES TO FINANCIAL STATEMENTS
AT DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


  5.   GENERAL DESCRIPTION OF THE ACME STOCK FUND MASTER TRUST

       Monies received from plans participating in the Master Trust are held and administered by the Trustee. At December 31, 1998 the Master Trust includes the assets of the Plan, the Acme Metals Employee Stock Ownership Plan and the Acme Metals Incorporated Salaried Employees' Retirement Savings Plan (the "SERSP"). At December 31, 1999 the Master Trust includes the assets of the Plan and the SERSP. The Plan holds an approximate 0.9% and 0.7% interest in the Master Trust assets as of December 31, 1999 and 1998, respectively. Master Trust assets include investments in 600,447 shares of Acme common stock with a market value of $156,116.

       The Trustee maintains separate accounting of all contributions, distributions, and income and expenses of the Master Trust. The Trustee credits to each participating plan's account units of participation in the Master Trust. The value of units credited is equal to the value of the Master Trust assets divided by the number of units.



  6.   ACME STOCK FUND MASTER TRUST

       The Master Trust Statements of Net Assets Available for Benefits of Participating Plans as of December 31, 1999 and 1998 are as follows:


                                                  1999           1998
                                                  ----           ----

       Investments at market value:

          Vanguard Prime Money Market Fund      $244,021       $302,649
          Acme common stock                      156,116        245,942
                                                --------       --------
          Total Investments                      400,137        548,591

       Miscellaneous                               1,203          5,941
                                                --------       --------
       Net assets available for benefits of
          participating plans                   $401,340       $554,532
                                                ========       ========


ALPHA TUBE CORPORATION
EMPLOYEES' 401(k) RETIREMENT PLAN

NOTES TO FINANCIAL STATEMENTS
AT DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


       The Master Trust Statement of Changes in Net Assets Available for Benefits of Participating Plans for the year ended December 31, 1999 is as follows:



                                                                    1999
                                                                    ----
       Investment income (loss):
         Interest and dividends                                 $      27
         Net depreciation in fair value of investments            (25,521)

       Contributions:
         From participants                                              -
         From employer                                                  -

       Distributions and withdrawals                              (90,798)

       Loans to participants                                         (384)

       Loan payments                                                    -

       Interfund transfers                                        (36,516)
                                                                 --------

       Decrease in assets during year                            (153,192)

       Net assets available for benefits of participating plans:
         At beginning of year                                     554,532
                                                                 --------
         At end of year                                         $ 401,340
                                                                 ========

  7.   FEDERAL INCOME TAX STATUS

       The Internal Revenue Service has determined and informed the Company by letter dated October 27, 1995 that the Plan is qualified in accordance with the applicable sections of the Internal Revenue Code ("IRC"). The Plan has been amended and restated since receiving the determination letter. However, the Administrative Committee and the Company believe the Plan is designed and is currently being operated in accordance with IRC requirements. Therefore, no provision for income taxes has been included in the Plan's financial statements.



  8.   RELATED PARTY TRANSACTIONS

       The Plan invests in shares of mutual funds managed by Vanguard Fiduciary Trust Company ("Vanguard"). Vanguard acts as trustee for only those investments as defined by the Plan. Transactions in such investments qualify as party-in-interest transactions which are exempt from the prohibited transaction rules under ERISA.

ALPHA TUBE CORPORATION
EMPLOYEES' 401(k) RETIREMENT PLAN

NOTES TO FINANCIAL STATEMENTS
AT DECEMBER 31, 1999 AND 1998
--------------------------------------------------------------------------------


  9.   SUBSEQUENT EVENT

       As the result of a new labor agreement negotiated with the United Steelworkers of America, who represent the hourly employees of the Company, the Company's non-matching contribution to the Plan was eliminated effective April 1, 2000. The Company now contributes to the Steelworker Pension Trust, a multi-employer defined benefit plan.

       The Company continues to make matching contributions to the Plan equal to the participants' voluntary contributions in amounts up to 2.5% of eligible earnings, as defined.

                                                                      SCHEDULE I
ALPHA TUBE CORPORATION
EMPLOYEES' 401(k) RETIREMENT PLAN

SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
AT DECEMBER 31, 1999
--------------------------------------------------------------------------------



   Identity of Issue                    Description of Investment   Market Value

*Acme Stock Fund Master Trust           Investment in master trust   $    3,580

*Vanguard Windsor Fund                  Registered investment co.       166,216
*Vanguard Prime Money Market Fund       Registered investment co.     1,097,889
*Vanguard 500 Index Fund                Registered investment co.     2,514,921
*Vanguard PRIMECAP Fund                 Registered investment co.       864,022
*Vanguard Asset Allocation Fund         Registered investment co.       217,071
*Vanguard International Growth Fund     Registered investment co.        53,392
*Vanguard Total Bond Market Index Fund  Registered investment co.       559,075
*Participant Loans                      Participant loans with
                                         interest rates ranging from
                                         8.25% - 9.00%                  307,480
                                                                      ---------
                                                                     $5,783,646
                                                                      =========

*Represents party in interest

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-38747) of Acme Metals Incorporated of our report dated June 27, 2000 relating to the financial statements of Alpha Tube Corporation Employees' 401(k) Retirement Plan, which appears in this Form 11-K.


PricewaterhouseCoopers LLP
Chicago, Illinois
June 27, 2000

                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the Administrative Committee has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



ALPHA TUBE CORPORATION
EMPLOYEE'S 401(k) RETIREMENT PLAN





/s/ Jerry F. Williams                                             June 28, 2000
-----------------------------------------------------
Jerry F. Williams
Member of Administrative Committee for the Alpha Tube
Corporation Employees' Retirement Plan